Exhibit 23.1

Consent of Hansen, Barnett & Maxwell, Certified Public Accountants



HANSEN, BARNETT & MAXWELL                                    (801) 532-2200
A Professional Corporation                                 Fax (801) 532-7944
CERTIFIED PUBLIC ACCOUNTANTS                           5 Triad Center, Suite 750
                                                      Salt Lake City, Utah 84180
                                                                 www.hbmcpas.com







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors
Wine Purveyors International, Inc.


As independent certified public accountants, we hereby consent to the use of our report dated May 28, 2004 with respect to the March 31, 2004 financial statements of Wine Purveyors International, Inc. in the Registration Statement on Form SB-2, and consent to the use of our name in the "Experts" section of this Registration Statement.




                                                  HANSEN, BARNETT & MAXWELL


Salt Lake City, Utah
June 22, 2004